UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 12, 2004

                                  APTIMUS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-28968                                        91-1809146
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                             95 SOUTH JACKSON STREET
                                    SUITE 300
                            SEATTLE, WASHINGTON 98104
               --------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code (206) 441-9100


                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition



            APTIMUS ANNOUNCES FOURTH QUARTER 2003 FINANCIAL RESULTS


     o    Revenues grow 60% from same period in 2002
     o    EBITDA loss narrowed to $ 0.02 for the Quarter
     o    Strengthened Balance Sheet with $ 2.75 M Capital Infusion

SAN FRANCISCO, February 12, 2004-- Aptimus, Inc. (OTCBB: APTM), the most powerful performance based advertising network, today announced revenues of $1.3 million for the fourth quarter of 2003, an increase of 60% over revenues of
$823,000 for the same period in 2002. Revenues for the year totaled $4.6 million, a 57% increase over revenues of $2.9 million for 2002.

While revenues for the fourth quarter were slightly down from the third quarter, the Company's core web site network grew by over 50% sequentially. This growth offset an expected decline in email marketing revenues and a temporary reduction in campaign-based revenues from Procter & Gamble, which are more cyclical in nature. For the third quarter, Procter & Gamble campaigns represented nearly $500,000, or 35% of revenues. While Procter & Gamble had no major campaigns in the fourth quarter, it continues to be a client of Aptimus and has already initiated its first campaign with the Company for 2004. Going forward, Aptimus will continue to focus its core growth around continuity-type marketers that seek new leads and customers on an ongoing basis year round. However, the Company also anticipates continuing to work with major marketers such as Procter & Gamble seeking to present limited term promotional campaigns.

The Company continued to improve on its bottom line performance during the fourth quarter, narrowing its net loss to $197,000 ($0.04 per share, calculated on an average of 4.615 million shares outstanding). This represents a 73% improvement over a net loss of $721,000 for the same period in 2002 ($0.17 per share, calculated on an average of 4.221 million shares outstanding). Total loss for the year 2003 was $1.5 million, a $4 million improvement from the loss of $5.5 million for the previous year.

The company's fourth quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of $115,000, or $0.02 per share, a $385,000 improvement over an EBITDA loss of $500,000 for the fourth quarter of 2002. EBITDA losses for the year 2003 totaled $1.2 million, a 73% improvement over the $4.2 million EBITDA loss for 2002. A net loss to EBITDA reconciliation is provided below.

During the quarter, the company incurred a one-time $87,000 non-cash charge for equity-based compensation related to its investor relations strategy. Excluding the non-cash equity-based compensation charge, the EBITDA loss would have been just $28,000 for the quarter. Aptimus considers EBITDA to be a useful indicator of the Company's operational strength and the performance of its business.

Fees earned by the Company's distribution partners during the quarter were $475,000, or 36% of revenues, compared to $259,000, or 32% of revenues, in the comparable period of 2002. The increase in the percentage of revenue paid as fees to partners reflects the company's shift in business strategy away from higher margin email marketing revenues and towards web site based marketing programs. For the year 2003, fees paid to distribution partners were $1.4 million, or 31% of revenues compared to $1.0 million or 35% of revenues for the previous year.

Looking to 2004, the company reiterates its expectation of $8 million in revenues and 8% EBITDA margins. The company also expects the percentage of revenue paid out to partners to be 35% - 40% of revenues. Given current trends, the Company also anticipates achieving GAAP profitability in 2004.

"We are really pleased with our accomplishments during the fourth quarter and for the year 2003," said Tim Choate, President and CEO of Aptimus. "We began the year with a limited base of capital, significant losses, and limited momentum. We finished the year with a strong capital position, the best bottom line performance in the history of the company, and an extraordinary network model which is delivering higher revenues per impression than any other ad network," added Choate.

The Company's key focus for 2004 is to continue expanding the reach of its network with the addition of new distribution partners and the further development of existing relationships. Aptimus' proven approach to generating high revenues per impression for its partners will help in this effort. With its improved balance sheet, strong base of leading brand clients, and the performance of its Dynamic Revenue OptimizationTM platform, Aptimus offers a compelling proposition to even the largest web sites.

As previously announced, the Company received a $2.75 million capital infusion in early December 2003 from APEX Capital, LLC and Special Situations Technology Funds. The Company sold the investors 774,690 shares of unregistered stock for $3.55 per share with no warrant coverage. Aptimus has agreed to register the stock with the Security and Exchange Commission, and anticipates filing its registration application by the end of the March 2004.

An additional step in the Company's investor strategy is to reapply for listing on Nasdaq, which the Company anticipates doing when it deems the conditions favorable.


Conference Call

Tim Choate will host a conference call today to review the Company's fourth quarter and full-year results beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is #
762812. In addition to the call, a webcast will be available live on the Internet, and a replay will also accessible from the Investor section of the Company's website at www.aptimus.com until March 31, 2004.

About Aptimus, Inc.

Aptimus is the most powerful performance-based advertising network. The Aptimus Network generates higher revenues per impression for its key formats than any other ad network, or even CPM based advertising programs. For marketers, the Aptimus Network offers a high volume, high quality platform to present their offers across a broad audience of web site and email distribution channels. Marketers pay only for the results they achieve on a cost per click, cost per lead, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their exact objectives 100% of the time. For web site distribution partners, the Aptimus Network generates high revenues per impression while promoting strong offers from great brands, in graphical formats that complement the partners' sites and add value for their customers. At the core of the Aptimus Network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue Optimization(TM), which automatically determines on a real-time basis the best marketer offers for promotion on each distribution partner's Web site and in each email sent. The technology is designed to optimize results for Aptimus' marketer clients by placing the right offers in front of the right customers, while maximizing revenues for Aptimus' distribution partners. The Company's primary offer
presentation  formats  include  cross-marketing   promotions  at  the  point  of
registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus' current clients include many of the top 500 direct marketers, such as Procter & Gamble, Gevalia Coffee, Hewlett Packard, IBM and Forbes. Aptimus distribution partners include a broad cross-section of the Internet from CNET Networks to eDiets. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the Company's website at http://www.aptimus.com.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the Company's future success, the continuing nature of the company's revenue growth, the sufficiency of the company's capital base, the ability of the company to keep its current clients and distribution partners and add new ones, the timing and ability of the Company to achieve profitability, if at all, the viability of its network approach to direct marketing, the company's future capital strategy, including application for listing on the Nasdaq market, and the company's improving prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the Company's operating results, the ability to compete successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the Company's Annual Report on Form 10-K, dated March 31, 2003, and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.



CONTACT: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or john.wade@aptimus.com.

                                  APTIMUS, INC.
                                  Balance Sheet
                                 (in thousands)



                                                             December 31,         December 31,
                                                           -----------------    -----------------
                                                                 2002                 2003
                                                           -----------------    -----------------
ASSETS
Cash and cash equivalents                                           $   667              $ 2,368
Accounts receivable, net                                                530                  919
Prepaid expenses and other assets                                       159                  166
Short-term investments                                                   51                    -
                                                           -----------------    -----------------
Total current assets                                                  1,407                3,453
Fixed assets, net of accumulated depreciation                           440                  408
Intangible assets, net                                                   24                   30
Long-term investments                                                    40                   40
Deposits                                                                 30                   44
                                                           -----------------    -----------------
                                                                    $ 1,941              $ 3,975
                                                           =================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                                    $   297              $   636
Accrued and other liabilities                                           344                  259
Current portion of capital lease obligations                             68                  101
                                                           -----------------    -----------------
  Total current liabilities                                             709                  996
Notes payable, net of unamortized discount                                -                  267
                                                           -----------------    -----------------
  Total liabilities                                                     709                1,263
                                                           -----------------    -----------------
Shareholders' equity
Common stock, no par value                                           60,282               63,098
Additional paid-in capital                                            2,506                2,679
Deferred stock compensation                                              (2)                   -
Accumulated deficit                                                 (61,554)             (63,065)
                                                           -----------------    -----------------
Total shareholders' equity                                            1,232                2,712
                                                           -----------------    -----------------
                                                                    $ 1,941              $ 3,975
                                                           =================    =================

`

                                 APTIMUS, INC.
                             Statement of Operation
                      (in thousands, except per share data)
                                   (unaudited)



                                                                Three months ended                 Twelve months ended
                                                                   December 31                         December 31
                                                          -------------------------------    ---------------------------------
                                                              2002             2003               2002              2003
                                                          --------------   --------------    ---------------    --------------
Net Revenues                                                   $  823          $ 1,317            $ 2,915           $ 4,571
Operating expenses
   Sales and marketing                                            295              307              1,971             1,288
   Connectivity and network costs                                 233              118              1,312             1,023
   Partner fees                                                   259              475              1,013             1,436
   Research and development                                       108              126                559               527
   General and administrative                                     344              322              1,687             1,319
   Depreciation and amortization                                  222               58              1,305               315
   Equity-based compensation                                        2               87                 11               104
   Loss (gain) on disposal of long-term assets                      5               (3)               105                37
   Lease renegotiation costs and
     impairment of leasehold improvements                          76                -                478                 -
                                                          --------------   --------------    ---------------    --------------
Total operating expenses                                        1,544            1,490              8,441             6,049
                                                          --------------   --------------    ---------------    --------------
Operating loss                                                   (721)            (173)            (5,526)           (1,478)
Interest expense                                                    4               25                 24                41
Interest income                                                     4                1                 46                 8
                                                          --------------   --------------    ---------------    --------------
Net loss                                                       $ (721)         $  (197)           $(5,504)          $(1,511)
                                                          ==============   ==============    ===============    ==============
Basic and diluted net loss per share                           $(0.17)         $ (0.04)           $ (1.35)          $ (0.35)
                                                          ==============   ==============    ===============    ==============
Weighted average shares used in computing net
    loss per share                                              4,221            4,615              4,073             4,333
                                                          ==============   ==============    ===============    ==============

Reconciliation of Net Loss to EBITDA:
Net loss                                                       $ (721)         $  (197)           $(5,504)          $(1,511)
Add back certain non-cash  charges:
   Interest, net                                                    -               24                (22)               33
   Depreciation and amortization                                  221               58              1,304               315
                                                          --------------   --------------    ---------------    --------------
EBITDA net loss                                                $ (500)         $  (115)           $(4,222)          $(1,163)
                                                          ==============   ==============    ===============    ==============
EBITDA basic and diluted net loss per share                    $(0.12)         $ (0.02)           $ (1.04)          $ (0.27)
                                                          ==============   ==============    ===============    ==============

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               APTIMUS, INC.
                                               ---------------------------------
                                               (Registrant)


Dated: February 12, 2004                   By  /s/ David H. Davis
                                               --------------------------------
                                               David H. Davis
                                               General Counsel and
                                               Corporate Secretary